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                                                                      EXHIBIT 99


                                 October 3, 2006


Masco Corporation
21001 Van Born Road
Taylor, Michigan  48180-

         RE:      MASCO CORPORATION
                  REGISTRATION STATEMENTS ON FORM S-3
                  (REG. NO. 333-100641)

Dear Sirs:

         I have acted as your counsel in connection with the filing of the Registration Statement on Form S-3 (Reg. No. 333-100641) under the Securities Act of 1933, as amended (the "Act"), registering securities of Masco Corporation (the "Company"), including among other securities, debt securities, which registration statement has heretofore become effective. Such registration statement as amended and supplemented, including documents incorporated therein by reference, are herein referred to as the "Registration Statement." I have also acted as your counsel in connection with issuance and sale of $1,000,000,000 aggregate principal amount of the Company's 6.125% Notes Due 2016 (the "Securities") in an underwritten public offering pursuant to an Underwriting Agreement dated as of September 28, 2006 between the Company and the underwriters named therein. The Securities are to be issued under an Indenture dated as of February 12, 2001 between the Company and The Bank of New York Trust Company, N.A. (successor in interest to Bank One Trust Company, National Association), as Trustee (the "Indenture"). The prospectus dated December 11, 2002 and the prospectus supplement dated September 28, 2006 relating to the Securities (the "Prospectus Supplement") in the forms filed with the Commission pursuant to Rule 424 of the Act, including documents incorporated therein by reference, are herein referred to as the "Prospectus."

         I, or attorneys under my supervision upon whom I am relying, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records, as I have deemed necessary or advisable for the purpose of this opinion, and I have participated in the preparation of the Registration Statement. Based upon the foregoing, I am of the opinion that:

         (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware;


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         (2)      The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company; and

         (3) The issuance of the Securities has been duly authorized by appropriate corporate action, the Securities have been duly executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to the Securities, and the Securities are valid and binding obligations of the Company entitled to the benefits of the Indenture.

         I hereby consent to the filing of this opinion as Exhibit 99 to the Company's Current Report on Form 8-K. I also consent to the reference to me under the caption "Legal Opinions" in the Prospectus.

                                                    Very truly yours,

                                                    /s/ John R. Leekley

                                                    John R. Leekley
                                                    Senior Vice President
                                                       and General Counsel